SUITE 1850

1066 WEST HASTINGS STREET

VANCOUVER, BC V6E 3X2

T: 604.683.3850

ACAL GROUP

F: 604.688.8479

CHARTERED ACCOUNTANTS

PCAOB & CPAB Registrant

AUDITORS’ CONSENT

We consent to the incorporation of our report dated June 28, 2010, with respect to the consolidated balance sheet of Linux Gold Corp. as at February 28, 2010 and the related statements of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for the year ended February 28, 2010 on amended Form 20-F dated March 17, 2011.

“ACAL Group”

Chartered Accountants

Vancouver, British Columbia

March 17, 2011